EXHIBIT 99.1

MKS Instruments Reports First Quarter 2025 Financial Results

•
Quarterly revenue of $936 million, at the high end of guidance
•
Quarterly GAAP net income of $52 million and net income per diluted share of $0.77, each above the midpoint of guidance
•
Quarterly Adjusted EBITDA of $236 million, at the high end of guidance, and Non-GAAP net earnings per diluted share of $1.71, above the high end of guidance

Andover, MA, May 7, 2025 -- MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of enabling technologies that transform our world, today reported first quarter 2025 financial results.

“We maintained our recent momentum in the first quarter with solid revenue performance that was at the high end of our guidance, led by strong year-over-year growth in both our Semiconductor and Electronics & Packaging end markets,” said John T.C. Lee, President and Chief Executive Officer. “Our team is executing well and capturing opportunities across memory and foundry as well as advanced packaging necessary to support AI applications.”

Mr. Lee added, “We exited the quarter seeing pockets of demand improvement in our Semiconductor and Electronics and Packaging markets. We are taking active steps to mitigate the impacts from new trade policies. This situation remains dynamic, but we are confident in our ability to manage through, supported by our resilient global manufacturing and supply chain, strong customer relationships and broad, deep product portfolio.”

“MKS has a strong track record of financial discipline and execution which was once again reflected in our first quarter results,” said Ram Mayampurath, Executive Vice President, Chief Financial Officer and Treasurer.

Mr. Mayampurath added, “Our GAAP and Non-GAAP gross margins were at the high end of our guidance range and our GAAP and Non-GAAP operating income exceeded our guidance midpoints. Our second quarter guidance reflects an overall stable demand environment and strong business fundamentals while also factoring in our current view of potential impacts from evolving trade policies. We remain focused on managing profitability and cash generation to delever and strengthen our balance sheet.”

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Q1 2025	Q4 2024	Q1 2024
Net Revenues
Semiconductor	$413	$400	$351
Electronics & Packaging	253	254	208
Specialty Industrial	270	281	309
Total net revenues	$936	$935	$868
GAAP Financial Measures
Gross margin	47.4%	47.2%	47.8%
Operating margin	11.9%	14.5%	12.2%
Net income	$52	$90	$15
Net income per diluted share	$0.77	$1.33	$0.22
Non-GAAP Financial Measures
Gross margin	47.4%	47.2%	47.8%
Operating margin	20.2%	21.3%	20.2%
Net earnings	$116	$146	$79
Net earnings per diluted share	$1.71	$2.15	$1.18

Additional Financial Information

At March 31, 2025, the Company had $655 million in cash and cash equivalents, $3.2 billion of secured term loan principal outstanding, $1.4 billion of convertible senior notes outstanding and up to $675 million of additional borrowing capacity under a revolving credit facility, subject to certain leverage ratio requirements. During the first quarter of 2025, the Company completed the repricing of its USD term loan B and EUR term loan B and made a voluntary principal prepayment of $100 million on its USD term loan B. Additionally, the Company repurchased approximately 546,000 shares of its common stock for approximately $45 million, and paid a cash dividend of $15 million or $0.22 per diluted share.

Second Quarter 2025 Guidance

•
Revenue of $925 million, plus or minus $40 million
•
Gross margin of 46.5%, plus or minus 1.0%
•
GAAP operating expenses of $316 million, plus or minus $5 million and Non-GAAP operating expenses of $252 million, plus or minus $5 million
•
GAAP net income of $55 million, plus or minus $21 million and Non-GAAP net earnings of $106 million, plus or minus $19 million
•
GAAP net income per diluted share of $0.81, plus or minus $0.32 and Non-GAAP net earnings per diluted share of $1.56, plus or minus $0.28
•
Adjusted EBITDA of $216 million, plus or minus $23 million

The guidance for the second quarter is based on the current business environment, including the impact of U.S. import tariffs and the imposition of retaliatory actions taken by other countries up through but not including the date of this release. The Company will continue to monitor and adapt to changes in the business environment as needed.

Conference Call Details

A conference call with management will be held on Thursday, May 8, 2025 at 8:30 a.m. (Eastern Time). To participate in the call by phone, participants should visit the Investor Relations section of MKS’ website at investor.mks.com and click on Events & Presentations, where you will be able to register online and receive dial-in details. We encourage participants to register and dial in to the conference call at least 15 minutes before the start of the call to ensure a timely connection. A live and archived webcast and related presentation materials will be available on the Investor Relations section of the MKS website.

About MKS Instruments

MKS Instruments enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world's leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. Additional information can be found at www.mks.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported results under U.S. generally accepted accounting principles (“GAAP”), and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS,” the “Company,” “our,” or “we”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements that we make are the level and terms of our substantial indebtedness and our ability to service such debt; our entry into the chemicals technology business through our acquisition of Atotech Limited (“Atotech”) in August 2022 (the “Atotech Acquisition”), which has exposed us to significant additional liabilities; the risk that we are unable to realize the anticipated benefits of the Atotech Acquisition; risks related to cybersecurity, data privacy and intellectual property; competition from larger, more advanced or more established companies in our markets; the ability to successfully grow our business, including through growth of the Atotech business, and financial risks associated with that acquisition and potential future acquisitions, including goodwill and intangible asset impairments; manufacturing and sourcing risks, including those associated with limited and sole source suppliers and the impact and duration of supply chain disruptions, component shortages, and price increases; changes in global demand; risks associated with doing business internationally, including geopolitical conflicts, such as the conflict in the Middle East, trade compliance, trade protection measures, such as import tariffs by the United States or retaliatory actions taken by other countries, regulatory restrictions on our products, components or markets, particularly the semiconductor market, and unfavorable currency exchange and tax rate fluctuations, which risks become more significant as we grow our business internationally and in China specifically; conditions affecting the markets in which we operate, including fluctuations in capital spending in the semiconductor, electronics manufacturing and automotive industries, and fluctuations in sales to our major customers; disruptions or delays from third-party service providers upon which our operations may rely; the ability to anticipate and meet customer demand; the challenges, risks and costs involved with integrating or transitioning global operations of the companies we have acquired; risks associated with the attraction and retention of key personnel; potential fluctuations in quarterly results; dependence on new product development; rapid technological and market change; acquisition strategy; volatility of stock price; risks associated with chemical manufacturing and environmental regulation compliance; risks related to defective products; financial and legal risk management; and the other important factors described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for

the year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, even if subsequent events cause our views to change, after the date of this press release. Amounts reported in this press release are preliminary and subject to finalization prior to the filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Company Contact:

Paretosh Misra

Vice President, Investor Relations

Telephone: (978) 284-4705

Email: paretosh.misra@mks.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net revenues:
Products	$819	$824	$754
Services	117	111	114
Total net revenues	936	935	868
Cost of revenues:
Products	437	443	398
Services	55	51	55
Total cost of revenues (exclusive of amortization shown separately below)	492	494	453
Gross profit	444	441	415
Research and development	70	65	70
Selling, general and administrative	185	176	170
Acquisition and integration costs	—	3	1
Restructuring and other	16	1	3
Fees and expenses related to amendments to the Term Loan Facility	2	—	3
Amortization of intangible assets	60	61	62
Income from operations	111	135	106
Interest income	(3)	(5)	(6)
Interest expense	53	54	87
Loss on extinguishment of debt	3	4	9
Other (income) expense, net	(1)	3	(3)
Income before income taxes	59	79	19
Provision (benefit) for income taxes	7	(11)	4
Net income	$52	$90	$15
Net income per share:
Basic	$0.77	$1.34	$0.22
Diluted	$0.77	$1.33	$0.22
Cash dividends per common share	$0.22	$0.22	$0.22
Weighted average shares outstanding:
Basic	67.4	67.4	67.0
Diluted	67.7	67.7	67.4

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheets

(In millions)

	March 31,	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$655	$714
Trade accounts receivable, net	639	615
Inventories	894	893
Other current assets	238	252
Total current assets	2,426	2,474
Property, plant and equipment, net	774	771
Right-of-use assets	239	238
Goodwill	2,496	2,479
Intangible assets, net	2,238	2,272
Other assets	383	356
Total assets	$8,556	$8,590
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$50	$50
Accounts payable	323	341
Other current liabilities	408	384
Total current liabilities	781	775
Long-term debt, net	4,409	4,488
Non-current deferred taxes	502	504
Non-current accrued compensation	139	141
Non-current lease liabilities	211	211
Other non-current liabilities	160	149
Total liabilities	6,202	6,268
Stockholders' equity:
Common stock	—	—
Additional paid-in capital	2,067	2,067
Retained earnings	512	503
Accumulated other comprehensive loss	(225)	(248)
Total stockholders' equity	2,354	2,322
Total liabilities and stockholders' equity	$8,556	$8,590

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Cash flows from operating activities:
Net income	$52	$90	$15
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85	87	88
Unrealized loss (gain) on derivatives not designated as hedging instruments	2	11	3
Amortization of debt issuance costs and original issue discounts	6	7	8
Loss on extinguishment of debt	3	4	9
Stock-based compensation	22	11	15
Provision for excess and obsolete inventory	17	15	11
Deferred income taxes	(37)	(58)	(36)
Other	1	2	2
Changes in operating assets and liabilities, net of acquired assets and liabilities	(10)	7	(48)
Net cash provided by operating activities	141	176	67
Cash flows from investing activities:
Purchases of property, plant and equipment	(18)	(51)	(18)
Net cash used in investing activities	(18)	(51)	(18)
Cash flows from financing activities:
Repurchase of common stock	(45)	—	—
Proceeds from borrowings	—	—	761
Payments of borrowings	(113)	(229)	(806)
Payments of deferred financing fees	—	—	(2)
Dividend payments	(15)	(15)	(15)
Net (payments) proceeds related to employee stock awards	(5)	3	(9)
Other financing activities	(2)	(5)	(1)
Net cash used in financing activities	(180)	(246)	(72)
Effect of exchange rate changes on cash and cash equivalents	(2)	(26)	(7)
Decrease in cash and cash equivalents	(59)	(147)	(30)
Cash and cash equivalents at beginning of period	714	861	875
Cash and cash equivalents at end of period	$655	$714	$845

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net income	$52	$90	$15
Acquisition and integration costs	—	3	1
Restructuring and other	16	1	3
Amortization of intangible assets	60	61	62
Loss on extinguishment of debt	3	4	9
Amortization of debt issuance costs	5	5	6
Fees and expenses related to amendments to the Term Loan Facility	2	—	3
Tax effect of Non-GAAP adjustments	(22)	(18)	(20)
Non-GAAP net earnings	$116	$146	$79
Non-GAAP net earnings per diluted share	$1.71	$2.15	$1.18
Weighted average diluted shares outstanding	67.7	67.7	67.4

Net cash provided by operating activities	$141	$176	$67
Purchases of property, plant and equipment	(18)	(51)	(18)
Free cash flow	$123	$125	$49
GAAP and Non-GAAP gross profit	$444	$441	$415
GAAP and Non-GAAP gross margin	47.4%	47.2%	47.8%
Operating expenses	$332	$306	$309
Acquisition and integration costs	—	3	1
Restructuring and other	16	1	3
Amortization of intangible assets	60	61	62
Fees and expenses related to amendments to the Term Loan Facility	2	—	3
Non-GAAP operating expenses	$254	$242	$240
Income from operations	$111	$135	$106
Operating margin	11.9%	14.5%	12.2%
Acquisition and integration costs	—	3	1
Restructuring and other	16	1	3
Amortization of intangible assets	60	61	62
Fees and expenses related to amendments to the Term Loan Facility	2	—	3
Non-GAAP income from operations	$189	$199	$175
Non-GAAP operating margin	20.2%	21.3%	20.2%
Interest expense, net	$50	$49	$81
Amortization of debt issuance costs	5	5	6
Non-GAAP interest expense, net	$45	$45	$75
Net income	$52	$90	$15
Interest expense, net	50	49	81
Other (income) expense, net	(1)	3	(3)
Provision (benefit) for income taxes	7	(11)	4
Depreciation	25	26	26
Amortization	60	61	62
Stock-based compensation	22	11	15
Acquisition and integration costs	—	3	1
Restructuring and other	16	1	3
Loss on extinguishment of debt	3	4	9
Fees and expenses related to amendments to the Term Loan Facility	2	—	3
Adjusted EBITDA	$236	$237	$217
Adjusted EBITDA margin	25.2%	25.3%	25.0%

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended March 31, 2025			Three Months Ended December 31, 2024
	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	(Benefit) Provision for Income Taxes	Effective Tax Rate
GAAP	$59	$7	12.3%	$79	$(11)	(14.5%)
Acquisition and integration costs	—	—		3	—
Restructuring and other	16	—		1	—
Amortization of intangible assets	60	—		61	—
Loss on extinguishment of debt	3	—		4	—
Amortization of debt issuance costs	5	—		5	—
Fees and expenses related to amendments to the Term Loan Facility	2	—		—	—
Tax effect of Non-GAAP adjustments	—	22		—	18
Non-GAAP	$145	$29	19.9%	$153	$7	4.0%

	Three Months Ended March 31, 2024
	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
GAAP	$19	$4	23.1%
Acquisition and integration costs	1	—
Restructuring and other	3	—
Amortization of intangible assets	62	—
Loss on extinguishment of debt	9	—
Amortization of debt issuance costs	6	—
Fees and expenses related to amendments to the Term Loan Facility	3	—
Tax effect of Non-GAAP adjustments	—	20
Non-GAAP	$103	$24	23.3%

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures - Q2’25 Guidance

(In millions, except per share data)

	Three Months Ending June 30, 2025
	$ Amount	Per Share
GAAP net income and net income per share	$55	$0.81
Restructuring and other	4
Amortization of intangible assets	60
Loss on extinguishment of debt	2
Amortization of debt issuance costs	4
Tax effect of Non-GAAP adjustments	(19)
Non-GAAP net earnings and net earnings per share	$106	$1.56
Weighted average diluted shares	67.6

GAAP operating expenses	$316
Restructuring and other	(4)
Amortization of intangible assets	(60)
Non-GAAP operating expenses	$252

GAAP net income	55
Interest expense, net	52
Other expense (income), net	1
Provision for income taxes	4
Depreciation	26
Restructuring and other	4
Amortization of intangible assets	60
Stock-based compensation	12
Loss on extinguishment of debt	2
Adjusted EBITDA	$216

MKS Instruments, Inc.
Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

Acquisition and integration costs include incremental expenses incurred to effect the Atotech Acquisition. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Restructuring and other includes incremental expenses incurred in connection with restructuring programs and other strategic initiatives, primarily related to changes in business and/or cost structure. Such costs may include third-party services, one-time termination benefits, facility-related costs, contract termination fees and other items that have no direct correlation to our future business operations.

Amortization of intangible assets includes non-cash amortization expense associated with intangible assets acquired in acquisitions.

Loss on extinguishment of debt includes the non-cash write-off of unamortized debt issuance costs and original issue discount costs incurred from voluntary prepayments and/or repricing of our term loan facility.

Amortization of debt issuance costs includes non-cash additional interest expense related to the amortization of debt issuance costs and original issue discount costs associated with our term loan facility.

Fees and expenses related to amendments to the Term Loan Facility includes direct third-party costs related to repricings or refinancings of our term loan facility.

Tax effect of Non-GAAP adjustments includes the impact of Non-GAAP adjustments that are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.